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                                                                    EXHIBIT 99.4


We hereby consent to (i) the inclusion of our opinion letter (the "Citigroup Opinion") dated August 4, 2003 to the Board of Directors of ResortQuest International, Inc. included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4, (ii) the inclusion of a summary of the Citigroup Opinion under the caption "OPINIONS OF FINANCIAL ADVISORS - Opinion of ResortQuest's Financial Advisor - Citigroup" in the Joint Proxy Statement/Prospectus and (iii) the references to Citigroup and the Citigroup Opinion in the Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    CITIGROUP GLOBAL MARKETS INC.


                                    By: /s/ CITIGROUP GLOBAL MARKETS INC.
                                       -------------------------------------


New York, New York

September 17, 2003